Deloitte &
  Touche LLP
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                50 Fremont Street                      Telephone: (415) 247-4000
                San Francisco, California 94105-2230   Facsimile: (415) 247-4329


                                                                      Exhibit 11

INDEPENDENT AUDITORS' CONSENT

The Montgomery Funds II:

We consent to (a) the incorporation by reference in this Post-Effective Amendment No. 23 to Registration Statement No. 33-69686 of The Montgomery Funds on Form N-1A of our reports dated August 8, 1997 incorporated by reference in the Statement of Additional Information for Montgomery Institutional Series:
Emerging Markets Portfolio and (b) the references to us under the caption "Financial Highlights" appearing in the Combined Prospectuses which also are a part of such Registration Statement.


/s/ Deloitte & Touche LLP


October 13, 1997



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Deloitte Touche
Tohmatsu
International
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